CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To HUBCO, Inc.

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 7, 1997 included in HUBCO's Annual Report on Form 10-K and to all references to our firm included in this Registration Statement.


                                                  ARTHUR ANDERSEN LLP


Roseland, New Jersey
January 28, 1998